As filed with the Securities and Exchange Commission on May 26, 2017

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1301878
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

13631 Progress Boulevard, Suite 400
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

AXOGEN, INC. 2010 STOCK INCENTIVE PLAN

(Full title of the plan)

Gregory G. Freitag
General Counsel	Fahd M.T. Riaz, Esq.
AxoGen, Inc.	DLA Piper LLP (US)
13631 Progress Boulevard, Suite 400	1650 Market Street, Suite 4900
Alachua, Florida 32615	Philadelphia, Pennsylvania 19103
(386) 462-6800	(215) 656-3300
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	2,200,000	$14.54	$31,988,000	$3,708

(1)

An aggregate of 7,700,000 shares of Common Stock may be offered or issued pursuant to the AxoGen, Inc. Stock Incentive Plan, as amended and restated, 5,500,000 shares of which were previously registered on Form S-8, and 2,200,000 shares of which are registered on this Form S-8. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, par value $0.01 per share (the “Common Stock”) which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h).  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on May 19, 2017.  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by AxoGen, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-211660), with respect to securities offered pursuant to the Company’s Stock Incentive Plan are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 1, 2017 (including the portions of the Registrant’s Proxy Statement on Schedule 14A, filed on April 7, 2017, incorporated by reference therein);

(2)The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 4, 2017;

(3)The Company’s Current Reports on Form 8-K filed with the Commission on January 3, 2017 and January 26, 2017 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)The description of Common Stock set forth in the Company’s Registration Statement on Form 8-A12B filed with the Commission on August 6, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
5.1	Opinion of DLA Piper LLP (US) counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

23.2	Consent of Lurie, LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith)

99.1	AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated as of April 5, 2017 (incorporated by reference from Appendix A of the Registrant’s Proxy Statement on DEF14A filed on April 7, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alachua, State of Florida, on this 26th day of May, 2017.

AxoGen, Inc.

By:	/s/ Karen Zaderej
Name: Karen Zaderej
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karen Zaderej
Karen Zaderej	Chief Executive Officer	May 26, 2017
and Director
(Principal Executive Officer)

/s/ Peter J. Mariani
Peter J. Mariani	Chief Financial Officer	May 26, 2017
(Principal Financial Officer and Principal
Accounting Officer)

/s/ Jamie M. Grooms
Jamie M. Grooms	Chairman of the Board of Directors	May 26, 2017

/s/ Gregory G. Freitag
Gregory G. Freitag	Director, General Counsel and SVP Business Development	May 26, 2017

/s/ Robert J. Rudelius
Robert J. Rudelius	Director	May 26, 2017

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
5.1	Opinion of DLA Piper LLP (US) counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

23.2	Consent of Lurie, LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith)

99.1	AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated as of April 5, 2017 (incorporated by reference from Appendix A of the Registrant’s Proxy Statement on DEF14A filed on April 7, 2017).

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